As filed with the Securities and Exchange Commission on April 30, 2001
                                                      Registration No. 333-57270

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          POST-EFFECTIVE AMENMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               ENDOVASC LTD., INC.
        (Exact name of small business Issuer as specified in its charter)


               Nevada                                  76-0512500                                 2836
   (State or other jurisdiction of      (I.R.S. Employer Identification Number)       (Primary Standard Industrial
   incorporation or organization)                                                      Classification Code Number)

                                15001 Walden Road
                                    Suite 108
                             Montgomery, Texas 77356
                                 (936) 448-2222
          (Address and telephone number of principal executive offices)

                              Mr. David P. Summers
                                15001 Walden Road
                                    Suite 108
                             Montgomery, Texas 77356
                                 (936) 448-2222
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                            Richard A. Friedman, Esq.
                         Sichenzia, Ross & Friedman, LLP
                              135 West 50th Street
                            New York, New York 10022
                          Telephone No.: (212) 664-1200
                          Facsimile No.: (212) 664-7329

                Approximate date of proposed sale to the public:

     From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed           Proposed
                                                                        Maximum            Maximum
           Title of Each                                               Offering           Aggregate          Amount of
         Class of Securities                      Amount to be         Price Per          Offering         Registration
          to be Registered                         Registered            Share              Price               Fee

         Common Stock, .001 par value(1)           55,987,809          0.063 (2)        $3,527,231.97         $881.81

                                                                                            Total            $881.81*
         -----------------

* A Filing Fee in the amount of $734.84 was paid with the filing of the Company's registration statement.

(1) Issuable upon the conversion of Series A Preferred Stock. Also registered hereunder are an indeterminate number of additional shares of Class A Common Stock which may become issuable by virtue of anti-dilution provisions of the Series A Preferred Stock.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              EXPLANATORY STATEMENT

         This registration statement is being filed with respect to the registration of additional shares of Class A Common Stock (the "Common Stock") of Endovasc Ltd., Inc., a Delaware corporation (the "Company") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and pursuant to General Instruction C to Form SB-2. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of the Company's registration statement on Form SB-2 (Reg. No. 333-57270) which was declared effective by the Securities and Exchange Commission on March 28, 2001. Pursuant to Rule 429 under the Securities Act, the securities registered in Registration Number 333-57270 may be offered and sold together with the securities registered hereunder through the use of the combined prospectus included in Registration Number 333-57270.

                                    EXHIBITS

Exhibit No.  Description
- -----------  -----------

5.1      Form of Opinion of Sichenzia, Ross & Friedman LLP as to legality of securities being offered

23.1     Consent of Ham, Langston & Brezina, LLP

23.2     Consent of Sichenzia, Ross & Friedman LLP (included in Exhibit 5.1)


                                   SIGNATURES

         Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Texas, on April 30, 2001.


                      Signature                                 Title                              Date

     /s/David P. Summers                          Chief Executive Officer and                 April 30, 2000
     David P. Summers                             Chairman

     /s/Barbara J. Richardson                     Secretary and Director                      April 30, 2000
     Barbara J. Richardson

     /s/M. Dwight Cantrell                        Chief Financial Officer,                    April 30, 2000
     M. Dwight Cantrell                           Treasurer and Director

     /s/Gary R. Ball                              Director                                    April 30, 2000
     Gary R. Ball

     /s/Claudio R. Roman                          Director                                    April 30, 2000
     Claudio R. Roman